STANHOME INC.
                     NON-EMPLOYEE DIRECTOR STOCK PLAN


1.    Purpose.

      1.1 The Stanhome Inc. Non-Employee Director Stock Plan is intended to increase the proprietary interest of non-employee members of the Board of Directors of Stanhome Inc. by providing further opportunity for ownership of the Company's common stock. By means of such increased proprietary interest, the Plan is intended to enhance their incentive to contribute to the success of the Company's business.

      1.2 The Plan is intended to comply with Rule 16b-3 and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted and applied by regulations, rulings and cases. In particular, the provisions of Article 4 hereof are intended to comply with the "formula plan" requirements of Rule 16b-3 and such Article shall be construed so as to comply.

2.    Definitions.

            As used in this Plan, the following words and phrases shall have the meanings indicated:

      (a)   "Board" shall mean the Board of Directors of the Company.

      (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      (c) "Committee" shall mean the Compensation and Stock Option Committee of the Board.

      (d) "Company" shall mean Stanhome Inc., a corporation organized under the laws of the Commonwealth of Massachusetts, or any successor corporation.

      (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

      (f)   "Participant" shall mean a non-employee member of the Board.

      (g) "Plan" shall mean this Stanhome Inc. Non-Employee Director Stock Plan, as amended from time to time.

      (h) "Plan Year" shall mean the calendar year, except that the first Plan Year shall begin on the day the stockholders of the Company approve the Plan as adopted by the Board and shall end on the next December 31.

      (i) "Rule 16b-3" shall mean Rule 16b-3, as in effect from time to time, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

      (j) "Shares" shall mean the common stock of the Company, par value $0.125 per share.

3.    Number and Kind of Shares.

            The maximum number of Shares which shall be reserved for the grant of Shares under the Plan shall be fifteen thousand (15,000) Shares, which number shall be subject to adjustment as provided in Article 5 hereof. Such Shares may be either authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company.

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4.    Grants of Shares.

      4.1 Grants. In the case of an individual who is a Participant on the day following the Annual Meeting of the stockholders of the Company during a Plan Year, he or she shall receive a grant of two hundred (200) Shares made on such day for that Plan Year. In the case of an individual who becomes a Participant at any later time during a Plan Year, he or she shall not receive a grant of Shares for that Plan Year in which he or she becomes a Participant.

      4.2 Sale Restriction. Notwithstanding any other provisions hereof, no Shares granted hereunder may be sold or otherwise transferred until at least six months after their date of grant.

5.    Effect of Certain Changes.

            In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such stock, or other similar transactions, the number of Shares available for grant shall be equitably adjusted by the Committee to reflect such event and preserve the value of such grants; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated.

6.    No Rights to Continuance as Director.

            Nothing in the Plan or in any grant made pursuant hereto shall confer upon any Participant the right to continue to serve as a member of the Board or to be entitled to any remuneration or benefits not set forth in the Plan.

7.    Administration.

            The Plan shall be administered by the Committee which shall be composed of not less than three directors of the Company elected or to be elected as members of the Committee by the Board. None of the Committee members shall be, during service on the Committee, nor shall have been, during the one year prior to service on the Committee, granted or awarded Shares or options to acquire Shares under any other plan maintained by the Company or any of its affiliates, other than any grant or award of options or other equity securities of the Company pursuant to this Plan, Section 9 of the Stanhome Inc. 1991 Stock Option Plan, or any other plan of the Company that would not result in such Committee member failing to qualify as a 'disinterested person' under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, as in force from time to time. Members of the Committee shall be subject to any additional restrictions necessary to satisfy the requirements for disinterested administration under Rule 16b-3. The Committee shall have the authority to make such interpretations and constructions of the Plan as are necessary to administer the Plan in accordance with, and subject to, the Plan's provisions. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by unanimous written consent. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any stockholder of the Company.
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8.    Amendment and Termination of the Plan.

            The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that an amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders of the Company; and provided, further, that the provisions of
Article 4 shall not be amended more than once every six months, other than to comport with changes in the Code (or the rules thereunder) or the Employee Retirement Income Security Act of 1974, as amended (or the rules thereunder). Except as provided in Article 5 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any grant previously made, unless the written consent of the Participant is obtained.

9.    Governing Law.

            The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

10.   Term.

      10.1 The Plan shall take effect upon its adoption by the Board, but the Plan shall be subject to the approval of the holders of a majority of the Shares present, or represented, and entitled to vote at a meeting of stockholders of the Company held in accordance with applicable law, which approval must occur within twelve months of the date the Plan is adopted by the Board. In no event shall any delivery of Shares be made to any Participant or any other person under the Plan until such time as the stockholder approval of the Plan is obtained.

      10.2 The Plan shall remain in effect until December 31, 1999, unless sooner terminated by the Board.